FOR IMMEDIATE RELEASE	Thursday, February 27, 2025

TEGNA Inc. Reports Fourth Quarter and Full-Year 2024 Results and

Provides First Quarter 2025 Guidance

Achieves fourth quarter key guidance metrics and full-year 2024 capital return commitment

Reaffirms 2024/2025 two-year Adjusted Free Cash Flow guidance

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full-year 2024 ended December 31, 2024.

“As TEGNA enters its next chapter, we are reinventing how we create and monetize content to capture the full opportunity in both linear TV and digital,” said Mike Steib, CEO. “With rapid advancements in technology and a shifting regulatory landscape, we see tremendous potential in broadcasting. Backed by industry-leading brands, top talent, and a strong balance sheet, we are well-positioned to seize transformative moments in media and build a sustainable future for local news.”

FOURTH QUARTER FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue increased 20% to $871 million, primarily driven by strength in political advertising revenue, in line with our guidance range.
•
Political advertising revenue totaled $187 million for the fourth quarter.
•
Subscription revenue increased 5% to $357 million, primarily due to a temporary disruption with a distribution partner that began in the fourth quarter of 2023 and was successfully concluded in January 2024, distributor renewals and contractual rate increases, partially offset by subscriber declines.
•
We successfully completed distributor renewals for approximately 20% of our traditional subscribers within the fourth quarter.
•
AMS revenue decreased 11% to $314 million, driven primarily by political displacement and continued softness from national accounts.
•
GAAP operating expenses increased 2% to $595 million and non-GAAP operating expenses1 were $586 million due to an increase in programming expenses associated with sports rights deals, partially offset by core operational cost cutting initiatives.
•
GAAP and non-GAAP operating income1 totaled $275 million and $284 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $181 million and non-GAAP net income attributable to TEGNA Inc.1 was $198 million.
•
GAAP and non-GAAP earnings per diluted share1 were $1.11 and $1.21, respectively.

[1] See Table 3 for details

•
Total company Adjusted EBITDA2 increased 76% to $312 million primarily due to strength in political advertising and continued cost benefits from core operational cost cutting initiatives.
•
Net cash flow from operations was $250 million and Adjusted Free Cash Flow3 was $247 million. TEGNA returned $20 million to shareholders through dividends and $50 million through share repurchases during the fourth quarter.
•
Interest expense fell slightly to $43 million due to decreased undrawn fees on the company’s revolving credit facility.
•
Cash and cash equivalents totaled $693 million at the end of the fourth quarter. Net leverage finished the fourth quarter at 2.7x4.

FULL-YEAR 2024 FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue increased 7% to $3,102 million, driven by strength in political advertising revenue.
•
Political advertising revenue totaled $373 million for the full year.
•
Subscription revenue decreased 5% to $1,456 million, primarily due to subscriber declines partially offset by contractual rate increases.
•
AMS revenue decreased 5% to $1,227 million driven by national advertising market softness and political displacement.
•
GAAP operating expenses increased 6% to $2,317 million due to the absence of the $136 million merger termination fee in 2023. Non-GAAP operating expenses1 were $2,284 million, flat to last year, due to an increase of $17 million, or 2%, in employee compensation offset by core operational cost cutting initiatives.
•
GAAP and non-GAAP operating income1 totaled $785 million and $818 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $600 million and non-GAAP net income attributable to TEGNA Inc.1 was $521 million.
•
GAAP and non-GAAP earnings per diluted share1 were $3.53 and $3.07, respectively.
•
Total company Adjusted EBITDA2 increased 25% to $931 million primarily due to strength in political advertising and continued cost benefits from core operational cost cutting initiatives.
•
Net Cash Flow from operating activities was $685 million for the year. Adjusted Free Cash Flow3 was $688 million for 2024.
•
TEGNA continued to return cash flow in our target range of 40-60% to shareholders. The Company returned $356 million of capital to shareholders through share repurchases and dividends in 2024. $275 million was returned under its share repurchase program and $81 million was returned through dividend payments.
•
Interest expense fell slightly to $169 million due to decreased undrawn fees on the Company’s revolving credit facility.

[2] See Table 4 for details
[3] See Table 5 for details
[4] See Table 6 for details

KEY BUSINESS UPDATES:

•
TEGNA announced a new multi-year agreement with FuboTV Inc. giving subscribers access to live sports telecasts from KFAA in Dallas, KONG in Seattle, and KTVD in Denver.
•
TEGNA announced an exclusive distribution agreement with the WNBA’s Dallas Wings to air at least 25 Wings games for free over-the-air on KFAA-TV in the Dallas-Fort Worth area.
•
TEGNA appointed Dhanusha Sivajee as Senior Vice President and Chief Experience Officer to lead the end-to-end journey of local community members across TEGNA’s award-winning portfolio of linear, connected TV and digital experiences that reaches over 100 million people every month.
•
TEGNA’s Chief Growth Officer, Tom Cox, is stepping into an expanded role leading the company’s long-standing station affiliation partnerships and multichannel distribution agreements.
•
TEGNA has named local news veteran Adrienne Roark Chief Content Officer to drive innovation across the company’s TV and digital content and serve the millions of community members who come to our platforms daily.
•
TEGNA station KXTV in Sacramento, CA received a 2025 Alfred I. duPont-Columbia University Award, which honors excellence in broadcast, online and documentary journalism, for its investigation into a Sacramento charter school’s questionable practices.

FULL-YEAR AND FIRST QUARTER 2025 OUTLOOK:

Full-Year 2025 Key Guidance Metrics

2024/2025 Two-Year Adjusted FCF	$900 million – 1.1 billion

Corporate Expenses	$40 – 45 million
Depreciation	$60 – 65 million
Amortization	$33 – 37 million
Interest Expense	$165 – 170 million
Capital Expenditures	$50 – 60 million
Effective Tax Rate	22.5 – 23.5%

First Quarter 2025 Key Guidance Metrics

Reflects expectations relative to first quarter 2024 results

Total Company GAAP Revenue	Down - 4% to -7%
Total Non-GAAP Operating Expenses	Flat to up slightly

CONFERENCE CALL

TEGNA will host a conference call and webcast on Thursday, February 27, 2025, to discuss the Company’s financial results and other business matters. The teleconference will begin at 9:00 a.m. Eastern Time and will be hosted by Mike Steib, Chief Executive Officer, and Julie Heskett, Chief Financial Officer.

The conference call will be webcast through the company’s website, and is open to investors, the financial community, the media and other members of the public. To access the meeting by phone, please visit investors.TEGNA.com at least 10 minutes prior to the scheduled start time to access the links and register before the conference call begins. Once registered, phone participants will receive dial-in numbers and a unique PIN to access the call.

FORWARD-LOOKING STATEMENTS

Certain statements in this 8-K earnings release that do not describe historical facts may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” “outlook,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, statements regarding TEGNA’s future financial and operating results (including growth and earnings), capital allocation framework, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are necessarily estimates reflecting the best judgment and current views, projections, estimates, expectations, plans, assumptions and beliefs about future events (in each case subject to change) of TEGNA’s senior management and involve a number of risks, uncertainties and other factors, many of which may be beyond our control that could cause actual results to differ materially from those views, projections, estimates, expectations, plans, assumptions and beliefs expressed or implied in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to:

•
Changes in the market price of TEGNA’s shares, general market conditions, constraints, volatility, or disruptions in the capital markets;
•
The possibility that TEGNA’s capital allocation plan, including dividends, share repurchases and/or strategic acquisitions, investments and partnerships may not enhance long-term stockholder value;
•
Legal proceedings, judgments or settlements;
•
TEGNA’s ability to re-price or renew subscribers;
•
Changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings;
•
The effects of extreme weather and climate events on our operations as well as our counterparties, customers, employees, third-party vendors and suppliers;
•
Changes in technology, including changes in the distribution and viewing of television programming;
•
The reaction by advertisers, programming providers, strategic partners, FCC or other government regulators to businesses that we may seek to acquire;
•
The risk that we may become responsible for certain liabilities of the businesses that we may acquire;

•
Future financial performance, including our ability to obtain additional financing in the future on favorable terms;
•
The failure of our business to produce projected revenues or cash flows;
•
Continued consolidation in the industry, including MVPDs, vMVPDs, advertising agencies and other important third parties;
•
The loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;
•
Strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;
•
Uncertainties inherent in the development of new business lines and business strategies;
•
Changes in laws or regulations under which we operate;
•
Competitor responses to our products and services;
•
Changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto; and
•
Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results, which are discussed in our Annual Report on Form 10-K. Any forward-looking statements in this 8-K earnings release should be evaluated in light of these important factors.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this 8-K earnings release and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. Together, we are building a sustainable future for local news. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people on a monthly basis across the web, mobile apps, streaming, and linear television. For more information, visit TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Chief Communications Officer	Senior Vice President, Chief Financial Officer
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarter ended Dec. 31,
	2024	2023	Change
Revenues	$870,529	$725,854	20%

Operating expenses:
Cost of revenues	455,649	423,137	8%
Business units - Selling, general and administrative expenses	100,509	117,266	(14%)
Corporate - General and administrative expenses	11,180	13,775	(19%)
Depreciation	14,909	14,650	2%
Amortization of intangible assets	12,810	13,292	(4%)
Total	595,057	582,120	2%
Operating income	275,472	143,734	92%

Non-operating (expense) income:
Interest expense	(42,834)	(43,783)	(2%)
Interest income	8,522	5,794	47%
Other non-operating items, net	(13,863)	(3,377)	***
Total	(48,175)	(41,366)	16%

Income before income taxes	227,297	102,368	***
Provision for income taxes	46,733	26,372	77%
Net income	180,564	75,996	***
Net loss attributable to redeemable noncontrolling interest	102	137	(26%)
Net income attributable to TEGNA Inc.	$180,666	$76,133	***

Earnings per share:
Basic	$1.12	$0.40	***
Diluted	$1.11	$0.40	***

Weighted average number of common shares outstanding:
Basic shares	161,327	187,705	(14%)
Diluted shares	162,709	188,234	(14%)

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)

	Year ended Dec. 31,
	2024	2023	Change

Revenues	$3,101,971	$2,910,930	7%

Operating expenses:
Cost of revenues	1,756,115	1,718,857	2%
Business units - Selling, general and administrative expenses	394,589	412,000	(4%)
Corporate - General and administrative expenses	51,851	65,933	(21%)
Depreciation	59,935	59,769	0%
Amortization of intangible assets	53,600	53,467	0%
Asset impairment and other	1,097	3,359	(67%)
Merger termination fee	—	(136,000)	***
Total	2,317,187	2,177,385	6%
Operating income	784,784	733,545	7%

Non-operating (expense) income:
Interest expense	(169,238)	(172,904)	(2%)
Interest income	26,991	29,292	(8%)
Other non-operating items, net	130,450	16,613	***
Total	(11,797)	(126,999)	(91%)

Income before income taxes	772,987	606,546	27%
Provision for income taxes	173,944	130,199	34%
Net income	599,043	476,347	26%
Net loss attributable to redeemable noncontrolling interest	775	377	***
Net income attributable to TEGNA Inc.	$599,818	$476,724	26%

Earnings per share:
Basic	$3.55	$2.29	55%
Diluted	$3.53	$2.28	55%

Weighted average number of common shares outstanding:
Basic shares	168,434	207,594	(19%)
Diluted shares	169,165	207,947	(19%)

*** Not meaningful

REVENUE CATEGORIES

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 2

Below is a detail of our primary sources of revenue:

	Quarter ended Dec. 31,
	2024	2023	Change

Subscription	$357,257	$339,266	5%
Advertising & Marketing Services	314,006	351,919	(11%)
Political	187,440	22,875	***
Other	11,826	11,794	0%
Total revenues	$870,529	$725,854	20%

	Year ended Dec. 31,
	2024	2023	Change

Subscription	$1,455,811	$1,527,563	(5%)
Advertising & Marketing Services	1,226,638	1,289,903	(5%)
Political	373,229	45,800	***
Other	46,293	47,664	(3%)
Total revenues	$3,101,971	$2,910,930	7%

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors (the “Board”) regularly use Employee compensation, Corporate–General and administrative expenses, Operating expenses, Operating income, Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and the Board also use Adjusted EBITDA and Adjusted free cash flow to evaluate company performance and liquidity, respectively. The Leadership Development and Compensation Committee of our Board uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate and compensate senior management. The Board uses Adjusted free cash flow in its periodic assessments of, among other things, repurchases of the company’s common stock, the company’s dividends, strategic opportunities and long-term debt retirement. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance and liquidity measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, merger and acquisition (M&A)-related costs, earnout adjustments, Merger termination fee, retention costs, workforce restructuring, gain recognized on the partial sale of one of our equity investments, a pension settlement charge related to the acceleration of previously pension costs as a result of lump sum TEGNA Retirement Plan payments, and a gain related to the sale of the company’s investment in Broadcast Music Inc. (“BMI”). In addition, we have excluded an income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment, a tax benefit associated with previously disallowed transaction costs, and tax expense associated with the difference between the tax impact calculated on the BMI gain using the estimated annual effective tax rate at interim quarters and the final full-year tax impact calculated using the statutory tax rate. The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings or liquidity performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains, in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) M&A-related costs, (7) employee retention costs, (8) workforce restructuring costs, (9) asset impairment and other, (10) the Merger termination fee, (11) earnout adjustments, (12) depreciation and (13) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow, a non-GAAP liquidity measure. The most directly comparable GAAP financial measure to Adjusted free cash flow is Net cash flow from operating activities. Starting in the second quarter of 2024, the company updated its definition of Adjusted free cash flow. Adjusted free cash flow is now calculated as net cash flow from operating activities less payments for purchases of property and equipment plus or minus special items. The company removes special items affecting cash flow from operating activities because we do not consider these items to be indicative of its underlying cash flow generation for the reporting period. Adjusted free cash flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments. The principal difference between the new definition and the former definition is the inclusion of cash flows driven by changes in certain working capital accounts (primarily accounts receivable, accounts payable and accrued expenses) which are now included. The company’s 2024/2025 Two-Year Adjusted free cash flow guidance of $900 million to $1.1 billion remains the same.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its Net Leverage Ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

The company is furnishing forward-looking guidance with respect to Adjusted free cash flow for the combined 2024-25 years, corporate expenses for fiscal year 2025 and non-GAAP operating expenses for the first quarter of 2025. Our future GAAP financial results will include the impact of special items such as retention costs including stock-based compensation and cash payments. The company believes that such expenses are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods. Therefore, while we may incur or recognize these types of expenses in the future, the company believes that removing these items for purposes of calculating the non-GAAP basis financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. An example of such information is share-based compensation, which is impacted by future share price movement in the company’s stock price and also dependent on future hiring and attrition. In addition, the company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s Consolidated Statements of Income follow:

		Special Items
Quarter ended Dec. 31, 2024	GAAP measure	Earnout adjustments	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Other non-operating item	Special tax item	Non-GAAP measure

Employee compensation	$186,845	$—	$(820)	$(370)	$(11,127)	$—	$—	$174,528
Corporate - General and administrative expenses	11,180	—	(213)	(171)	(891)	—	—	9,905
Operating expenses	595,057	3,453	(820)	(370)	(11,127)	—	—	586,193
Operating income	275,472	(3,453)	820	370	11,127	—	—	284,336
Income before income taxes	227,297	(3,453)	820	370	11,127	10,315	—	246,476
Provision for income taxes	46,733	(887)	151	70	2,721	2,649	(2,634)	48,803
Net income attributable to TEGNA Inc.	180,666	(2,566)	669	300	8,406	7,666	2,634	197,775
Earnings per share - diluted	$1.11	$(0.02)	$—	$—	$0.05	$0.05	$0.02	$1.21

		Special Items
Quarter ended Dec. 31, 2023	GAAP measure	Retention costs - SBC	Retention costs - Cash	Special tax item	Non-GAAP measure

Employee compensation	$182,576	$(2,212)	$(3,256)	$—	$177,108
Corporate - General and administrative expenses	13,775	(632)	(1,564)	—	11,579
Operating expenses	582,120	(2,212)	(3,256)	—	576,652
Operating income	143,734	2,212	3,256	—	149,202
Income before income taxes	102,368	2,212	3,256	—	107,836
Provision for income taxes	26,372	263	438	(631)	26,442
Net income attributable to TEGNA Inc.	76,133	1,949	2,818	631	81,531
Earnings per share - diluted (a)	$0.40	$0.01	$0.01	$—	$0.43

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

		Special Items
Year ended Dec. 31, 2024	GAAP measure	M&A-related costs	Earnout adjustments	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Asset impairment and other	Other non-operating item	Special tax item	Non-GAAP measure

Employee compensation	$752,753	$—	$—	$(9,955)	$(4,333)	$(18,931)	$—	$—	$—	$719,534
Corporate - General and administrative expenses	51,851	(2,290)	—	(3,307)	(2,227)	(2,725)	—	—	—	41,302
Operating expenses	2,317,187	(2,290)	3,453	(9,955)	(4,333)	(18,931)	(1,097)	—	—	2,284,034
Operating income	784,784	2,290	(3,453)	9,955	4,333	18,931	1,097	—	—	817,937
Income before income taxes	772,987	2,290	(3,453)	9,955	4,333	18,931	1,097	(142,552)	—	663,588
Provision for income taxes	173,944	593	(887)	1,186	748	4,129	284	(33,972)	(2,634)	143,391
Net income attributable to TEGNA Inc.	599,818	1,697	(2,566)	8,769	3,585	14,802	813	(108,580)	2,634	520,972
Earnings per share - diluted (a)	$3.53	$0.01	$(0.02)	$0.05	$0.02	$0.09	$—	$(0.64)	$0.02	$3.07

		Special Items
Year ended Dec. 31, 2023	GAAP measure	M&A-related costs	Retention costs - SBC	Retention costs - Cash	Merger termination fee	Asset impairment and other	Other non-operating item	Special tax item	Non-GAAP measure

Employee compensation	$712,155	$(1,479)	$(3,904)	$(4,448)	$—	$—	$—	$—	$702,324
Corporate - General and administrative expenses	65,933	(19,848)	(1,072)	(2,117)	—	—	—	—	42,896
Operating expenses	2,177,385	(19,848)	(3,904)	(4,448)	136,000	(3,359)	—	—	2,281,826
Operating income	733,545	19,848	3,904	4,448	(136,000)	3,359	—	—	629,104
Income before income taxes	606,546	19,848	3,904	4,448	(136,000)	3,359	(25,809)	—	476,296
Provision for income taxes	130,199	4,552	500	590	(24,504)	860	(6,604)	7,328	112,921
Net income attributable to TEGNA Inc.	476,724	15,296	3,404	3,858	(111,496)	2,499	(19,205)	(7,328)	363,752
Earnings per share - diluted (a)	$2.28	$0.07	$0.02	$0.02	$(0.54)	$0.01	$(0.09)	$(0.04)	$1.74

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company’s Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$180,666	$76,133
Less: Net loss attributable to redeemable noncontrolling interest	(102)	(137)
Less: Interest income	(8,522)	(5,794)
Plus: Provision for income taxes	46,733	26,372
Plus: Interest expense	42,834	43,783
Plus: Other non-operating items, net	13,863	3,377
Operating income (GAAP basis)	$275,472	$143,734
Less: Octillion Earnout adjustments	(3,453)	—
Plus: Retention costs - Employee awards stock-based compensation	820	2,212
Plus: Retention costs - Cash	370	3,256
Plus: Workforce restructuring	11,127	—
Adjusted operating income (non-GAAP basis)	$284,336	$149,202
Plus: Depreciation	14,909	14,650
Plus: Amortization of intangible assets	12,810	13,292
Adjusted EBITDA	$312,055	$177,144
Stock-based compensation:
Employee awards	7,053	6,882
Company stock 401(k) match contributions	4,451	4,479
Adjusted EBITDA before stock-based compensation costs	$323,559	$188,505

	Year ended Dec. 31,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$599,818	$476,724
Less: Net loss attributable to redeemable noncontrolling interest	(775)	(377)
Less: Interest income	(26,991)	(29,292)
Less: Other non-operating items, net	(130,450)	(16,613)
Plus: Provision for income taxes	173,944	130,199
Plus: Interest expense	169,238	172,904
Operating income (GAAP basis)	$784,784	$733,545
Less: Merger termination fee	—	(136,000)
Less: Octillion Earnout adjustments	(3,453)	—
Plus: M&A-related costs	2,290	19,848
Plus: Retention costs - Employee awards stock-based compensation	9,955	3,904
Plus: Retention costs - Cash	4,333	4,448
Plus: Workforce restructuring	18,931	—
Plus: Asset impairment and other	1,097	3,359
Adjusted operating income (non-GAAP basis)	$817,937	$629,104
Plus: Depreciation	59,935	59,769
Plus: Amortization of intangible assets	53,600	53,467
Adjusted EBITDA	$931,472	$742,340
Stock-based compensation:
Employee awards	28,579	20,593
Company stock 401(k) match contributions	18,702	18,629
Adjusted EBITDA before stock-based compensation costs	$978,753	$781,562

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

Reconciliations of Adjusted free cash flow to net cash flow from operating activities presented in accordance with GAAP on the company’s Consolidated Statements of Cash Flows are presented below:

	Period ending December 31, 2024
	Quarter	Year-to-date

Net cash flow from operating activities (GAAP basis)	$249,751	$684,967

Less: Purchases of property and equipment	(16,143)	(52,440)

Special items:
M&A related costs	86	2,284
Workforce restructuring	866	6,012
Retention costs - cash	2,404	6,423
Asset impairment and other	—	1,097
Taxes on BMI gain	9,880	39,520
Total Adjustments	13,236	55,336

Adjusted free cash flow (non-GAAP basis)	$246,844	$687,863

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles long-term debt, net of current portion to net debt.

Dec. 31, 2024
Long-term debt, net of current portion	$3,090,000
Plus: Current portion of long-term debt	—
Less: Cash and cash equivalents	(693,214)
Net debt (numerator)	$2,396,786

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period (“T2Y”).

Adjusted EBITDA before stock-based compensation:
Year ended December 31, 2024[1]	$978,753
Plus: Year ended December 31, 2023[1]	781,562
Combined T2Y	$1,760,315
Divided by	2
T2Y Adjusted EBITDA (denominator)	$880,158

The following table shows the calculation of the net leverage ratio.

	Dec. 31, 2024
Net debt (numerator)	$2,396,786
T2Y Adjusted EBITDA (denominator)	$880,158
Net leverage ratio	2.7	x

1 A non-GAAP measure detailed in Table 4.